UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2016

Achillion Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT		06511
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 26, 2016, Achillion Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to the Master Security Agreement (“Master Security Agreement”), dated October 3, 2014, by and between the Company and Webster Bank, National Association (“Webster”).

The Master Security Agreement provided for a $1.0 million Capital Expenditure Line of Credit (the “2014 Credit Facility”) with Webster. Under the 2014 Credit Facility, the Company could draw down equipment loan advances for the purchase of new laboratory equipment through October 2015, and purchased equipment would serve as collateral for the advances. The current outstanding balance under the Master Security Agreement is $0.4 million (the “Outstanding Balance”). The First Amendment provides for a line of credit for equipment loan advances of $1.4 million, of which approximately $0.4 million reflects the Outstanding Balance, which the Company can utilize in connection with the purchase of new laboratory equipment through May 26, 2017. The purchased equipment will serve as collateral for any advances.

Each drawdown under the First Amendment will be payable over a three-year term and will bear interest at a fixed rate, determined at the time of each borrowing, equal to the Three Year Federal Home Loan Bank of Boston Classic Advance rate plus 4.75%.

The obligations of the Company under the First Amendment may be accelerated upon the occurrence of an event of default, which includes customary events of default, including without limitation payment defaults, defaults in obligations, the inaccuracy of representations or warranties and bankruptcy and insolvency related defaults.

The description of the terms and conditions of the First Amendment set forth herein is not complete and is qualified in its entirety by reference to the full text of the First Amendment attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 with respect to the First Amendment is hereby incorporated by reference into this Item 2.03.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2016, the Company held its 2016 Annual Meeting. The Company’s stockholders considered and voted upon the following proposals at the meeting: (1) the election of each of Kurt Graves, David Scheer and Frank Verwiel as the Company’s three Class I directors to serve until the Company’s 2019 Annual Meeting of Stockholders and until his successor is duly elected and qualified; (2) the approval of an advisory vote on executive compensation; and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Each proposal was approved by the requisite number of votes. The results with respect to each matter voted upon are set forth below.

(1) The Company’s stockholders elected the nominees listed below to the Company’s Board of Directors, each to serve as a Class I director for a term to expire at the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified:

Director Nominee	For	Withheld	Broker Non-Votes
Kurt Graves	100,720,267	253,988	18,610,004
David Scheer	100,108,565	865,690	18,610,004
Frank Verwiel	100,720,746	253,509	18,610,004

(2) The compensation of the Company’s named executive officers was approved on a non-binding advisory basis:

For	Against	Abstain	Broker Non-Votes
100,374,161	462,202	137,892	18,610,004

(3) The selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified:

For	Against	Abstain
118,245,619	1,030,029	308,611

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	First Amendment to Master Security Agreement, dated as of May 26, 2016, by and between Achillion Pharmaceuticals, Inc. and Webster Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHILLION PHARMACEUTICALS, INC.

Date: May 27, 2016	By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Master Security Agreement, dated as of May 26, 2016, by and between Achillion Pharmaceuticals, Inc. and Webster Bank, National Association